Exhibit 10.19

CORPORATE GUARANTEE

THIS GUARANTEE dated as of the 19th day of September, 2017.

From:	SMG Indium Resources, Ltd., a Delaware corporation_______________________________________________ (The "Guarantor")

To:	Cynthia Kay Griffith, an Individual___(“Lender”)________________________________________________

Re:	MG Cleaners, LLC, a Texas limited liability company and Stephen Lawrence Christian, an Individual (individually a “Debtor” and collectively the “Debtors”)_____________________________________________

IN CONSIDERATION OF the Lender agreeing to enter into an amendment to the Real Estate Lien Note entered into by and between the Lender and the Debtors on October 15, 2010 (the “Note”) dated even date herewith (the “Amendment”), and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor, guarantees the prompt, full and complete performance of any and all present and future duties, obligations and indebtedness (the "Debt") due to the Lender by the Debtor, under the terms of the Note and under the following terms and conditions:

1.	The Guarantor guarantees that the Debtors will promptly pay the full amount of principal and interest of the Note as and when the same will in any manner be or become due, either according to the terms and conditions provided by the Note or upon acceleration of the payment under the Note by reason of a default.

2.	To the extent permitted by law, the Guarantor waives all defenses, counterclaims or offsets that are legally available to the Guarantor with respect to the payment of the Debt of the Debtors.

3.	The Lender is hereby authorized at any time, in its sole discretion and without notice, to take, change, release or in any way deal with any security securing the Debt without in any way impairing the obligation of the Guarantor.

4.	The Lender will be under no obligation to collect or to protect any such security or the Debt, and its neglect or failure to collect or protect the security or the Debt is excused. Acceptance of the Guarantee is waived.

5.	The Lender may grant extensions of time or other indulgences and otherwise deal with the Debtors and with other parties and securities as the Lender may see fit without in any way limiting or lessening the liability of the Guarantor under this Agreement.

6.	Any impairment of the security, which the Lender may from time to time hold as security for the Debt, will in no way operate to discharge the Guarantor in whole or in part, it being specifically agreed that the Lender is not required to exercise diligence to enforce its rights against the Debtor.

7.	The Lender may release, surrender, exchange, modify, impair or extend the periods of duration or the time for performance or payment of any collateral securing the obligations of the Debtors to the Lender, and may also settle or compromise any claim of the Lender against the Debtors or against any other person or corporation whose obligation is held by the Lender as collateral security for any obligation of the Debtors or the Lender.

8.	This Guarantee is for the use and benefit of the Lender, and will also be for the use and benefit of any subsequent Lender to whom the Lender may assign this Guarantee.

9.	The liability of the Guarantor will continue until payment is made of every obligation of the Debtors now or later incurred in connection with the Note.

10.	The Guarantor further waives all rights, by statute or otherwise, to require the Lender to institute suit against the Debtors, and to exercise diligence in enforcing this Guarantee or any other instrument.

11.	The Guarantor represents that at the time of the execution and delivery of this Guarantee nothing exists to impair the effectiveness of this Guarantee.

12.	All of the Lender's rights, powers and remedies available under this Guarantee and under any other agreement in force now or anytime later between the Lender and the Guarantor will be cumulative and not alternative, and will be in addition to all rights, powers and remedies given to the Lender by law or in equity.

13.	The Lender may, at its option, proceed in the first instance against the Guarantor to collect the obligations covered by this Guarantee without first proceeding against any other person, firm or corporation and without resorting to any property held by the Lender as collateral security.

14.	All pronouns will include masculine, feminine and/or neuter gender, single or plural number, as the context of this Guarantee may require.

15.	This Guarantee is made pursuant to the laws of the State of Texas. In the event that this Guarantee must be enforced by the Lender, all reasonable costs and expenses, including attorney's fees, incurred by the Lender will be paid by the Guarantor.

16.	The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections in this Guarantee will not affect the validity or enforceability of the remaining portions of this Guarantee or any part of this Guarantee.

17.	No alteration or waiver of this Guarantee or of any of its terms, provisions or conditions will be binding upon the Lender unless made in writing over the signature of the Lender or its representative.

18.	Words of "Guarantee" contained in this Guarantee in no way diminish or impair the absolute liability created in this Guarantee.

19.	Any notice to be given to the Guarantor may be sent by mail, telephone, fax, email or otherwise delivered to the address provided below.

___SMG Indium Resources, Ltd._____________________________________
___410 N. Post Oak Road, Suite 400_____________________________________
Houston, Texas 77024
Phone: 713.821.3153
Fax: ____________________________________

IN WITNESS WHEREOF the Guarantor has duly affixed its signature under hand and seal on this 19th day of September, 2017.

SMG INDIUM RESOURCES, LTD.

By:	/s/ Matthew C. Flemming
Name: Matthew C. Flemming
Title: Chief Executive Officer

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